Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 26, 2007, in the Amendment No. 2 to the Registration Statement (Form S-1 No. 333-141655) and related Prospectus of NovaCardia, Inc. to be filed with the Securities and Exchange Commission on or about May 23, 2007 for the registration of its shares of common stock.

                      /s/ Ernst & Young LLP

San Diego, California
May 21, 2007